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To the Board of Directors and Shareholders of
 The BlackRock California Investment Quality
Municipal Trust Inc.:

In  planning  and  performing  our  audit  of  the
financial  statements of The BlackRock  California
Investment  Quality Municipal Trust Inc.  for  the
year  ended  October 31, 1996 (on  which  we  have
issued  our  report dated December  6,  1996),  we
considered   its   internal   control   structure,
including  procedures for safeguarding securities,
in  order to determine our auditing procedures for
the  purpose  of  expressing our  opinion  on  the
financial  statements  and  to  comply  with   the
requirements  of  Form  N-SAR,  not   to   provide
assurance on the internal control structure.

The   management   of  The  BlackRock   California
Investment   Quality  Municipal  Trust   Inc.   is
responsible  for establishing and  maintaining  an
internal  control structure.  In  fulfilling  this
responsibility,   estimates   and   judgments   by
management  are  required to assess  the  expected
benefits  and  related costs of  internal  control
structure  policies and procedures.   Two  of  the
objectives of an internal control structure are to
provide   management  with  reasonable,  but   not
absolute,  assurance that assets  are  safeguarded
against  loss from unauthorized use or disposition
and  that  transactions are executed in accordance
with   management's  authorization  and   recorded
properly   to  permit  preparation  of   financial
statements in conformity with generally accepted accounting principles.

Because  of  inherent limitations in any  internal
control  structure,  errors or irregularities  may
occur  and  not be detected.  Also, projection  of
any  evaluation of the structure to future periods
is   subject  to  the  risk  that  it  may  become
inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our   consideration   of  the   internal   control
structure  would  not  necessarily  disclose   all
matters  in  the  internal control structure  that
might   be  material  weaknesses  under  standards
established by the American Institute of Certified
Public  Accountants.   A material  weakness  is  a
condition in which the design or operation of  the
specific internal control structure elements  does
not reduce to a relatively low level the risk that
errors or irregularities in amounts that would  be
material  in relation to the financial  statements
being audited may occur and not be detected within
a  timely period by employees in the normal course
of  performing their assigned functions.  However,
we noted no matters involving the internal control
structure,  including procedures for  safeguarding
securities,  that  we  consider  to  be   material
weaknesses as defined above as of October 31, 1996.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 6, 1996